             Exhibit No. 99.1

FOR IMMEDIATE RELEASE	      August 14, 2007


    Versar, Inc. Announces Preliminary Year End
    Results With Revenue Exceeding $100 Million

Springfield, VA, Tuesday, August 14, 2007 -- Versar, Inc. (AMEX: VSR) today announced preliminary revenue results for the fiscal year ended June 29, 2007. Revenue for fiscal year 2007 of over $100 million exceeded revenue in the prior year by over 60% up from $60.9 million reported in fiscal year 2006.

Versar, as of June 29, 2007, had a strong funded backlog of $57 million. That funded backlog, along with the previously announced contract award by the Air Force of $24.9 million in early July, sets a strong foundation for the Company moving into fiscal year 2008.

Dr. Theodore M. Prociv, President and CEO, stated, "Our results reflect that we have moved our Company through its transformation successfully. I am very encouraged by our performance in the past fiscal year and look forward to the future with great optimism. Management decisions have begun to show positive benefits to our Company and to our shareholders. Our primary focus in the future will continue to be on increasing our growth, both on the top and bottom lines, to even further increase shareholder value."

The above preliminary financial information is un-audited and potentially subject to further adjustment upon completion of the fiscal 2007 audit. The Company plans to release final, audited financial results on Monday, September 10, 2007.

VERSAR, INC., headquartered in Springfield, VA, is a publicly held infrastructure program management company for the Federal Government and the commercial market specializing in homeland defense, engineering and construction management, environmental health and safety and the management of toxic and hazardous materials. VERSAR operates a number of web sites, including the corporate Web sites, http://www.versar.com, www.viap.org, http://www.homelanddefense.com, and http://www.geomet.com; and a B2B portal for homeland defense products and services, http://www.nbcprotect.com and http://www.dtaps.com.

This press release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar?s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 30, 2006. The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Contact:  James Dobbs	(703) 642-6712
	  Senior Vice President
	  Email: jdobbs@versar.com

Investor Relations Contact:  Andrew J. Kaplan (732) 747-0702
	                     Barry Kaplan Associates
	                     623 River Road
	                     Fair Haven, NJ  07704
	                     Email: smallkap@aol.com